UNITED STATES
SECURITIES EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
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Philadelphia Consolidated Holding Corp.

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On July 23, 2008, Philadelphia Consolidated Holding Corp. (the “Company”) distributed the following communications to employees of the Company:
July 23, 2008
To Our Valued Employees:
This morning we’re pleased to announce that we have entered into a merger agreement by which Tokio Marine Holdings, Inc., a leading Tokyo-based global insurer with a presence in over 40 countries, will acquire Philadelphia Consolidated Holding Corp. (the “Company” or “PHLY”). Becoming part of Tokio Marine Holdings is exciting news because it will give us the resources and international platform to take our Company to the next level. Our local expertise, coupled with Tokio Marine’s global resources, should allow the combined company to realize superior growth and profitability in the US, Canada, South America & Europe.
As part of Tokio Marine Holdings, we will work closely with its main operating subsidiary, Tokio Marine & Nichido Fire, which was founded in 1879 and is the oldest and largest property and casualty insurer in Japan. We believe that Tokio Marine is an excellent fit for PHLY, as both companies have a long history of being best-in-breed insurers with a customer driven approach, disciplined underwriting, and a focus on long-term growth and profitability. Additionally, with over $170 billion in assets, Tokio Marine’s credit quality and overall financial strength will open up avenues of expansion that should position the combined Company for sustainable growth over the longer term.
Many of us have been essential in establishing our strong distribution platform and forging key relationships with brokers and our Preferred Agents. These elements will be very important for continued profitable growth. The local market knowledge that has been acquired over almost 50 years will also be a key part of Tokio Marine’s platform in the U.S.. As a result of this transaction, the combined company will achieve:
•	Expanded U.S. operations: The U.S. market, which is the largest P&C market in the world, represents an area of great strategic importance to the combined company as it focuses on continued growth.

•	A stronger position in the international P&C market: Combined with Tokio Marine’s acquisition of Kiln (a London-based insurer & reinsurer) earlier this year, the addition of PHLY to the Tokio Marine family completes its objective to establish a strong foothold in both the U.S. P&C and London insurance markets.

•	Expanded international business opportunities: Paired with Tokio Marine’s credit quality and overall financial strength, our solid operating base will provide Tokio Marine Holdings a unique opportunity to expand the scale and profits of its international business, which will facilitate diversification and long-term term growth.
There are no significant overlaps in the Companies’ businesses, so for those of us at PHLY, today’s announcement means that we can continue to execute our current strategic plan with the knowledge that we are now part of a stronger international operation with multiple opportunities for expansion. In the days and weeks ahead we will be holding meetings to discuss joint opportunities within the U.S. market. As part of these meetings, we will seek to determine the most appropriate structure and processes that will enable us to maximize the benefits of the combination for all parties involved.
We are very excited about this great new opportunity to take our Company to the next level. We believe that this transaction will provide all of us with enhanced resources and more business opportunities allowing us to make significant strides forward in becoming a premier global specialty insurer.

We have attached the official press release for your reference. For any additional questions you may have regarding this transaction, please contact Joe Barnholt, AVP of Investor Relations @ (610)617-7762 or Jbarnholt@phlyins.com.
Sincerely,
James J. Maguire, President & CEO                    James J. Maguire, Chairman & Founder
Additional Information and Where to Find It
This communication may be deemed solicitation material in respect of the proposed acquisition of PHLY by Tokio Marine. In connection with the proposed acquisition, PHLY intends to file relevant materials with the SEC, including PHLY’s proxy statement on Schedule 14A. WE URGE SHAREHOLDERS OF PHLY TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING PHLY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the proxy statement (when available) as well as other filed documents containing information about PHLY free of charge at the SEC’s web site, http://www.sec.gov, and shareholders of PHLY will receive information at an appropriate time on how to obtain transaction-related documents for free from PHLY. Such documents are not currently available. Free copies of PHLY’s SEC filings are also available from PHLY, One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, Attention: Joseph Barnholt.
Participants in the Solicitation
PHLY, and its directors and executive officers, and Tokio Marine, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of PHLY’s common stock in respect of the proposed transaction. Information about PHLY’s directors and executive officers is set forth in the proxy statement for PHLY’s 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2008. Information about the directors and executive officers of Tokio Marine is set forth in its Schedule 13D filing with the SEC with respect to PHLY’s shares. Shareholders and investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.
Forward-Looking Statements
Statements included in this communication that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. Forward-looking statements are based on our current expectations and beliefs concerning future events and involve risks, uncertainties and assumptions. The factors that could cause actual results to differ materially include, in addition to Risk Factors referred to in filings made with the Securities and Exchange Commission (“SEC”), the following: operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at PHLY; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the merger. PHLY and Tokio Marine assume no obligation to, and expressly disclaim any obligation, to update the information in this release, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

PHILADELPHIA INSURANCE COMPANIES’
EMPLOYEE FAQ’S
About Tokio Marine Group and background to the transaction
1.	Can you explain what has been announced today?

Today, Tokio Marine Holdings, Inc (“TM” or “Tokio Marine”) announced a definitive agreement under which it will acquire all outstanding shares of Philadelphia Consolidated Holding Corp. (“PHLY”), for $61.50 per share in cash. The total transaction value is U.S. $4.7 billion.

This transaction represents a great opportunity for both companies. We believe that TM’s strong credit quality, financial breadth and extensive international reach will be of great benefit to fuelling the next stage of PHLY’s growth. Meanwhile, our strong distribution relationships with brokers and agents and our local market knowledge will provide TM with a substantial platform in its effort to realize superior growth and profitability in the U.S. and internationally.

2.	Who is Tokio Marine Holdings?

TM was founded in 1879 and is the oldest and largest P&C insurer operating in Japan. It is a publicly trade company on the Tokyo & Osaka exchanges with a ticker symbol of TKOMY. TM’s website is http://www.tokiomarinehd.com/en/index.html. It has more than $170 billion in assets, $25 billion of equity & wrote $22 billion of net written premiums in its last fiscal year ended April 1, 2008. The Company has a global network of offices operating in 38 countries around the world, and conducts business in the United States through Tokio Marine U.S. In the United States, TM has nine offices and 470 employees.

TM enjoys an A.M. Best rating of A++, which ranks among the highest in the industry. Other rating agencies including Moody’s, S&P & Fitch all rate TM’s subsidiaries with the highest financial strength ratings. Click here to see a listing of ratings. http://ir.tokiomarinehd.com/en/RatingInfo.html.

3.	Why does a deal between PHLY and TM make sense?

The proposed transaction represents the best long-term solution for PHLY. TM offers strong credit quality, financial breadth and extensive international reach, which will help fuel the next stage of our growth. Furthermore, there are a number of similarities between the companies. Both PHLY and TM are best-of-breed insurers with a customer-driven approach, profitable underwriting, and a focus on long-term growth. Both share cultures that promote continuous improvement through mutual respect.

4.	Tokio Marine is a foreign company. Does that affect its ability to integrate our business?

Both our management team and TM’s are committed to ensuring this is a smooth process and that business operations continue as normal. TM has an excellent track record of integrating acquisitions and it has the experience and capabilities to integrate PHLY into the business. Although headquartered in Tokyo, Japan, TM has a good knowledge of the U.S. market as the Company currently conducts its U.S. business through its nine offices based here.

5.	How will PHLY change now that it is owned by Tokio Marine?

TM has great respect for the superior growth and profitability that our Company has achieved under our leadership. Both companies are best-of-breed insurers with a customer-driven approach, profitable underwriting, and a focus on long-term growth. Both companies share the same corporate philosophy and values and we anticipate more new business growth opportunities.

6.	Are there any near-term changes planned?

We anticipate no change in the way the Company is run as a result of this transaction.

7.	Is there a chance this transaction will not be completed?

There is always a chance that a transaction will not be completed. However, we anticipate a smooth path towards closing some time in the fourth quarter of 2008.

8.	When do you expect the deal will close?

We expect the deal to close in the fourth quarter of 2008.

9.	What are the terms of the agreement?

Under the terms of the agreement, TM will acquire 100% of the shares of PHLY for $61.50per share in cash. There is no debt assumption under the terms of the deal. The total transaction is worth $4.7 billion, which includes some stock-based compensation such as stock options, granted to management and certain employees.

10.	Why are we learning about this on the day of the announcement and not sooner?

Today’s announcement is a material financial event for the Company. As a public company, we are legally required to publicly disclose the agreement with TM. From a regulatory standpoint, this was the earliest possible time at which we could communicate this news to you.
Employee Concerns
11.	Will there be any redundancies in conjunction with this announcement?

We anticipate no change in the way the Company is run as a result of this transaction therefore we expect no job reductions following the transaction. Furthermore, we expect the transaction to create revenue synergies and new opportunities which will benefit our employees, partners and customers.

12.	How many positions are there that overlap between PHLY and TM?

We will know more after we complete the transaction but we anticipate that no positions will overlap between our Companies.

13.	Will we retain our company name and branding?

We anticipate no change in the way the Company is run as a result of this transaction therefore we will retain PHLY’s name and branding.

14.	Will we be relocating?

Our headquarters and offices will remain in their current locations.

15.	Will there be any changes to employee benefits?

The transaction will have no impact on benefits, vacation time, etc. Today’s announcement means business as usual for all employees.

16.	What effect does this have on my compensation (salary and bonus)?

The transaction will have no impact on your compensation. Today’s announcement means business as usual for employees.

17.	Will workloads change because of this?

Employees will see no change in their schedules as a result of the transaction. We are committed to keeping the business running as normal.

18.	Will I need to travel more or relocate?

Employees will see no change in their schedules as a result of the transaction. We are committed to keeping the business running as normal.

19.	When will employees’ next paychecks be issued?

Paychecks or direct deposits will be issued as usual.

20.	Can I talk about this deal with friends and family outside of PHLY?

Yes, you may. This information has been disclosed publicly.

21.	I own shares in PHLY. What do I need to do in order to receive the cash payment for my shares?

Promptly after the closing, you will receive instructions as to how to obtain payment for your shares from the Paying Agent.

22.	What happens to the ESPP shares I already own?

They will become vested on the Closing Date & a cash distribution will be made to you net of any outstanding loan balances.

23.	What happens to my stock options?

They will become vested on the Closing Date & a cash distribution will be made to you net of exercise price and any applicable withholding taxes.

24.	What about my 401(k) plan?

Nothing will change with this Plan.

25.	What should employees say if contacted by the press?

If you are asked for any information about the transaction, refer them to Joe Barnholt, AVP Investor Relations @ (610)617-7626.

26.	What should employees say if contacted by investors?

If you are asked for any information about the transaction, refer them to Joe Barnholt, AVP Investor Relations @ (610)617-7626.

27.	How will employees be kept informed about progress?

Executive management will communicate directly with you as new information becomes available. If you have any additional questions, please speak to your supervisor.

28.	With whom may employees speak if they have additional questions?

Please contact your supervisor if you have any questions about this process or you may e-mail questions to Joe Barnholt @ JBarnholt@phlyins.com.
Integration

29.	What is happening with the PHLY management team? Will the management structure change? Who will run the business?

TM maintains the view that the management and employees of PHLY are the key to its successful performance. It is TM’s and our intention to retain the current management structure and we anticipate no change in the way the Company is run as a result of this transaction.

30.	How long will the integration process take?

The integration process should be relatively short since PHLY will not change in any material respect.

31.	Will the PHLY name and branding be maintained?

Yes, we anticipate no change in the way the Company is run as a result of this transaction.

32.	I interact with distribution channel partners. What should I tell them?

PHLY will be a stronger, & ultimately more diversified Company with international capabilities as a result of the Transaction.
Additional Information and Where to Find It
This communication may be deemed solicitation material in respect of the proposed acquisition of PHLY by Tokio Marine. In connection with the proposed acquisition, PHLY intends to file relevant materials with the SEC, including PHLY’s proxy statement on Schedule 14A. WE URGE SHAREHOLDERS OF PHLY TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING PHLY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the proxy statement (when available) as well as other filed documents containing information about PHLY free of charge at the SEC’s web site, http://www.sec.gov, and shareholders of PHLY will receive information at an appropriate time on how to obtain transaction-related documents for free from PHLY. Such documents are not currently available. Free copies of PHLY’s SEC filings are also available from PHLY, One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, Attention: Joseph Barnholt.
Participants in the Solicitation
PHLY, and its directors and executive officers, and Tokio Marine, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of PHLY’s common stock in respect of the proposed transaction. Information about PHLY’s directors and executive officers is set forth in the proxy statement for PHLY’s 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2008. Information about the directors and executive officers of Tokio Marine is set forth in its Schedule 13D filing with the SEC with respect to PHLY’s shares. Shareholders and investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.
Forward-Looking Statements
Statements included in this communication that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. Forward-looking statements are based on our current expectations and beliefs concerning future events and involve risks, uncertainties and assumptions. The factors that could cause actual results to differ materially include, in addition to Risk Factors referred to in filings made with the Securities and

Exchange Commission (“SEC”), the following: operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at PHLY; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the merger. PHLY and Tokio Marine assume no obligation to, and expressly disclaim any obligation, to update the information in this release, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.